                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Flycast Communications Corporation of our report dated February 3, 1999 (March 30, 1999 as to the last paragraph of Note 8), appearing in the Registration Statement on Form S-1 (File No. 333-71909) of Flycast Communications Corporation, and of our report dated February 3, 1999 relating to the financial statement schedule appearing elsewhere in that Registration Statement on Form S-1.


/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 13, 1999

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